Exhibit 99.1
HICKS ACQUISITION COMPANY II, INC. ANNOUNCES LEADERSHIP CHANGE;
BOARD NAMES CHRISTINA WEAVER VEST
AS NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER
DALLAS, Texas — December 10, 2010 — Hicks Acquisition Company II, Inc. (OTCBB: HKAC) (the “Company”) today announced that Robert M. Swartz has resigned as President and Chief Executive Officer of the Company, effective December 31, 2010. Mr. Swartz is leaving the Company to pursue business opportunities with Glazer’s Family of Companies, a Dallas, Texas-based provider of beverage products, but will continue to serve as a director of Hicks Holdings-related entities other than the Company.
The Company also announced today that its board of directors has appointed Christina Weaver Vest to replace Mr. Swartz as President and Chief Executive Officer of the Company, effective December 31, 2010. Ms. Vest will also continue to serve as Chief Financial Officer of the Company. Ms. Vest has served the Company as its Chief Financial Officer and a Senior Vice President since the Company’s inception in June 2010 and previously served as Senior Vice President of Hicks Acquisition Company I, Inc. Ms. Vest also currently serves as a managing director and partner of Hicks Equity Partners LLC, and previously served from 2005 until April 2007 as a senior vice president of its affiliate, Hicks Holdings LLC. Ms. Vest previously served as a Principal at HM Capital Partners (formerly Hicks, Muse, Tate & Furst), which she joined in 1995. At HM Capital Partners, Ms. Vest principally focused on the firm’s domestic branded consumer products investments as well as on several Latin American media investments. Ms. Vest currently serves as a director of various companies, including Ocular LCD, Inc., Anvita, Inc. and Fox Pan American Sports, LLC. Ms. Vest received a Bachelors of Arts degree from Harvard University in 1993 and a Master’s of Business Administration degree from Harvard Business School in 1999.
About Hicks Acquisition Company II, Inc.
Hicks Acquisition Company II, Inc. is a special purpose acquisition company founded by Thomas O. Hicks and was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It currently has no operating businesses.
Information Concerning Forward-Looking Statements
This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to the following: changes in general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by the Company will be realized, or even if realized, that they will have the expected consequences to or effects on the Company, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.